UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 12, 2021 (November 8, 2021)

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code
____________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2021, United States Steel Corporation (the “Corporation”) entered into a commitment agreement (the “Agreement”), by and among the Corporation, Banner Life Insurance Company (the “Primary Insurer”), William Penn Life Insurance Company of New York (the “NY Insurer” and together with the Primary Insurer, the “Insurers”) and State Street Global Advisors Trust Company, as independent fiduciary to the United States Steel Corporation Plan for Employee Pension Benefits (Revision of 2003) (the “Plan”), pursuant to which the Corporation will purchase group annuity contracts that will transfer approximately $284 million of the Corporation’s pension plan obligations to the Insurers. The purchase of the group annuity contracts will be funded directly by the assets of the pension plan. The purchase results in the transfer of administrative and benefit-paying responsibilities for approximately 17,800 U.S. retirees and beneficiaries to the Insurers. The Insurers will begin paying benefits for certain retirees and beneficiaries in the Plan on January 1, 2022. There will be no change to the pension benefits for any retirees and beneficiaries as a result of the transaction. As a result of the transaction, the Corporation expects to recognize a non-cash pension settlement charge of approximately $110 million, subject to finalization of actuarial assumptions and other applicable adjustments in the fourth quarter of 2021.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which will be filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Item 7.01. Regulation FD Disclosure

On November 11, 2021, the Corporation issued a press release announcing the transaction. The full text of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Press release dated November 11, 2021, titled “United States Steel Corporation Further Strengthens Balance Sheet by Permanently De-risking a Portion of its Pension Plan”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Manpreet S. Grewal
Manpreet S. Grewal
Vice President, Controller & Chief Accounting Officer

Dated: November 12, 2021